Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Government Securities Income Fund, Monthly Payment U.S. Treasury Series--24, Defined Asset Funds, (Laddered Maturities)

We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-60597 of our opinion dated February 13, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 11, 1998